Exhibit 10.1

Execution Version

JOINDER AGREEMENT

JOINDER AGREEMENT dated as of August 7, 2025 (this “Joinder Agreement”), among PARAMOUNT SKYDANCE COPRORATION (previously known as NEW PLUTO GLOBAL, INC.), a Delware Corporation (“New Paramount”), PARAMOUNT GLOBAL (previously known as VIACOMCBS INC.), a Delaware corporation (“Paramount”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Reference is made to the Amended and Restated Credit Agreement dated as of January 23, 2020 (as amended pursuant to Amendment No. 1 dated as of December 9, 2021, Amendment No. 2 dated as of February 14, 2022, Amendment No. 3 dated as of March 3, 2023, Amendment No. 4 dated as of August 1, 2024 (“Amendment No. 4”), Amendment No. 5 dated as of May 12, 2025, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among Paramount, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent. Capitalized terms used by not defined herein have the meanings assigned thereto in the Credit Agreement.

As set forth in Amendment No. 4 and the Credit Agreement, Paramount wishes to add New Paramount as a Borrower under the Credit Agreement in the manner hereinafter set forth, and this Joinder Agreement is entered into pursuant to Section 5 of Amendment No. 4.

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

New Paramount hereby acknowledges that it has received and reviewed a copy of the Credit Agreement, and acknowledges and agrees that, immediately upon (x) the consummation of the transactions contemplated by that certain Transaction Agreement, dated as of July 7, 2024 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “CoC Transaction Agreement”), by and among SkydanceMedia, LLC, a California limited liability company, New Paramount, a consortium of investors identified in such agreements and Paramount and (y) the occurrence of the “Amendments Operative Date” (as defined in Amendment No. 4), New Paramount shall:

(a) join the Credit Agreement as a Borrower;

(b) be bound by all covenants, agreements and acknowledgments attributable to a Borrower in the Credit Agreement; and

(c) perform all obligations and duties required of it by the Credit Agreement.

New Paramount hereby represents and warrants that (a) this Joinder Agreement has been duly executed and delivered by New Paramount and constitutes a legal, valid and binding obligation of New Paramount, enforceable in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors’

rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (b) the representations and warranties with respect to it contained in Article III of the Credit Agreement or which are contained in any certificate furnished by or on behalf of it are true and correct on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Joinder Agreement, the representations and warranties contained in Sections 3.2, 3.3 and 3.11 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 5.1 of the Credit Agreement.

The address and jurisdiction of organization of New Paramount is set forth below:

Address:	1515 Broadway, New York, NY 10036
Attn:	Treasurer
E-mail:	viacomtreasurysupport@viacom.com

Jurisdiction of
Organization:	Delaware

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

PARAMOUNT SKYDANCE CORPORATION

By:	/s/ Stephanie Kyoko McKinnon
Name: Stephanie Kyoko McKinnon
Title: General Counsel and Acting Chief Legal
Officer
PARAMOUNT GLOBAL

By:	/s/ James C. Morrison
Name:	James C. Morrison
Title:	Executive Vice President, Treasurer

ACKNOWLEDGED AND AGREED TO:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:	/s/ Ryan Zimmerman
Name: Ryan Zimmerman
Title: Executive Director